Exhibit 99.1

SUBSCRIPTION AGREEMENT

Laycor Ventures Corp.
1128 Quebec Street, Suite 407
Vancouver, British Columbia V6A 4E1
CANADA

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of LAYCOR VENTURES CORP. (the "Company") at a price of $0.05 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Wayne Morgan solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Morgan.

MAKE CHECK PAYABLE TO: LAYCOR VENTURES CORP.

Executed this _____ day of ___________________, 2004.

______________________________________	______________________________________
______________________________________	Signature of Purchaser
______________________________________
Address of Purchaser
______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

LAYCOR VENTURES CORP.

By:	__________________________________

Title:	__________________________________